WACHOVIA ASSET SECURITIZATION ISSUANCE, LLC,

                                  as Purchaser,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                             as Seller and Servicer,


                        --------------------------------

                        MORTGAGE LOAN PURCHASE AGREEMENT

                        --------------------------------


                              Dated as of [_____]

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----


                                    ARTICLE I
                                   DEFINITIONS

Section 1.1    Definitions.....................................................1

Section 1.2    Other Definitional Provisions...................................2


                                   ARTICLE II
                  SALE OF MORTGAGE LOANS AND RELATED PROVISIONS

Section 2.1    Sale of Mortgage Loans..........................................2

Section 2.2    Sale of Subsequent Mortgage Loans...............................5

Section 2.3    Payment of Purchase Price.......................................7

Section 2.4    Allocation......................................................8

Section 2.5    Draws During Rapid Amortization Period..........................8

Section 2.6    Security Interest...............................................9


                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.1    Representations and Warranties of the Seller....................9



                                   ARTICLE IV
                               SELLER'S COVENANTS

Section 4.1   Covenants of the Seller.........................................18


                            ARTICLE V
                           [RESERVED]


                           ARTICLE VI
                     LIMITATION OF LIABILITY

Section 6.1   Limitation on Liability of the Seller...........................19


                           ARTICLE VII
                           TERMINATION

Section 7.1   Termination.....................................................19

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

Section 8.1    Amendment......................................................19

Section 8.2    GOVERNING LAW..................................................19

Section 8.3    Notices........................................................20

Section 8.4    Severability of Provisions.....................................21

Section 8.5    Relationship of Parties........................................21

Section 8.6    Counterparts...................................................21

Section 8.7    Further Agreements.............................................21

Section 8.8    Intention of the Parties.......................................21

Section 8.9    Successors and Assigns; Assignment of this Agreement...........22

Section 8.10   Survival.......................................................22

Section 8.11   Third-Party Beneficiary........................................22


EXHIBIT 1      MORTGAGE LOAN SCHEDULE........................................1-1

EXHIBIT 2      FORM OF SUBSEQUENT TRANSFER AGREEMENT.........................2-1

EXHIBIT 3      FORM OF ADDITION NOTICE.......................................3-1

          This Mortgage Loan Purchase Agreement (this "Agreement"), dated as of [_____], is made by and between Wachovia Bank, National Association, as seller (in such capacity, the "Seller") and as servicer (in such capacity, the "Servicer"), and Wachovia Asset Securitization Issuance, LLC, as purchaser (the "Purchaser" or the "Depositor").


                                   WITNESSETH:
                                   -----------

          WHEREAS, the Seller, in the ordinary course of its business acquires and originates mortgage loans and acquired or originated all of the mortgage loans listed on the Mortgage Loan Schedule attached as Exhibit 1 hereto (the "Initial Mortgage Loans");

          WHEREAS, the Seller owns the Initial Mortgage Loans, the Cut-Off Date Principal Balances and the Related Documents for the Initial Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) the proceeds of any insurance policies covering the Initial Mortgage Loans;

          WHEREAS, the parties hereto desire that: (i) the Seller sell the Cut-Off Date Principal Balances of the Initial Mortgage Loans to the Purchaser on the Closing Date pursuant to the terms of this Agreement together with the Related Documents, and all Additional Balances relating to the Initial Mortgage Loans created on or after the Cut-Off Date and prior to the Rapid Amortization Period, (ii) the Seller may sell the applicable Cut-Off Date Principal Balances of the Subsequent Mortgage Loans to the Purchaser on one or more Subsequent Transfer Dates pursuant to the terms of the related Subsequent Transfer Agreement and all Additional Balances relating to the Subsequent Mortgage Loans created on or after the applicable Subsequent Cut-Off Date and prior to the Rapid Amortization Period and (iii) the Seller make certain representations and warranties on the Closing Date and on each Subsequent Transfer Date as applicable;

          WHEREAS, pursuant to the terms of the Trust Agreement and the applicable Subsequent Transfer Agreement, the Depositor will transfer the Mortgage Loans and other Transferred Property to the Issuer and the Issuer will issue the Certificates;

          WHEREAS, pursuant to the terms of the Servicing Agreement, the Servicer will service the Mortgage Loans;

          WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue the Notes, secured by the Trust Estate;

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the definitions contained in Appendix A to the indenture dated as of [_____] (the "Indenture"), among Wachovia Asset Securitization Issuance, LLC [_____] Trust, a Delaware statutory trust (the "Issuer"), [_____], a national banking association, as indenture trustee (the "Indenture Trustee") and Wachovia Bank, National Association, as paying agent (the "Paying Agent"), which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.


          Secton 1.2 Other Definitional Provisions. All terms defined in this Agreement (including those incorporated by reference) shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

          As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document, to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

          The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; the term "including" shall mean
"including without limitation"; "or" shall include "and/or"; and the term "proceeds" shall have the meaning ascribed thereto in the UCC.

          The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

          Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


                                   ARTICLE II
                  SALE OF MORTGAGE LOANS AND RELATED PROVISIONS

          Section 2.1 Sale of Mortgage Loans.

          (a) The Seller, by the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over, and otherwise convey to the Purchaser, without recourse (except as expressly provided herein), all of its right, title and interest, whether now owned or existing or hereafter created, arising, or acquired, in, to and under the Initial Transferred Property; provided, however, that the Purchaser does not assume the obligation under any Loan Agreement to fund Draws by the Mortgagor thereunder or any other obligation arising under or related to the Related Documents, and the Purchaser shall not be obligated or permitted to fund any such Draws, it being agreed that the Seller will retain the obligation to fund future Draws.

          (b) The Initial Mortgage Loans, including the Cut-Off Date Principal Balances of such Initial Mortgage Loans, and all other related Initial Transferred Property, shall be sold by the Seller and purchased by the Purchaser on the Closing Date. The Subsequent Mortgage Loans, including the Cut-Off Date Principal Balances of such Subsequent Mortgage Loans, and all other related Subsequent Transferred Property, shall be sold by the Seller and purchased by the Purchaser on the related Subsequent Transfer Date. Additional Balances and the related Transferred Property arising after the Cut-Off Date or related Subsequent Cut-Off Date, as applicable, through and including the date immediately preceding the commencement of the Rapid Amortization Period shall be sold by the Seller and purchased by the Purchaser on the later of the Closing Date (or with respect to Subsequent Mortgage Loans, the applicable Subsequent Transfer Date) and the date of creation of such Additional Balance.

          (c) In connection with the conveyance by the Seller of the Initial Mortgage Loans and any Subsequent Mortgage Loans, the Seller further agrees, at its own expense, on or prior to the Closing Date with respect to the Cut-Off Date Principal Balances of the Initial Mortgage Loans and on or prior to the related Subsequent Cut-Off Date in the case of any Subsequent Mortgage Loans, to indicate in its books and records that the Initial Mortgage Loans have been sold to the Purchaser pursuant to this Agreement, and, in the case of the Subsequent Mortgage Loans, pursuant to the related Subsequent Transfer Agreement and to deliver to the Purchaser true and complete lists of all of the Mortgage Loans specifying for each Mortgage Loan the information contained in the Mortgage Loan Schedule. The Mortgage Loan Schedule shall be marked as Exhibit 1 to this Agreement and is hereby incorporated into and made a part of this Agreement.

          (d) In connection with the conveyance by the Seller of the Initial Mortgage Loans and any Subsequent Mortgage Loans, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Servicer, at least five (5) Business Days before the Closing Date in the case of an Initial Mortgage Loan, and, three (3) Business Days prior to the related Subsequent Transfer Date in the case of a Subsequent Mortgage Loan, with respect to (i) below, or within 90 days of the Closing Date in the case of an Initial Mortgage Loan, and, 90 days of the related Subsequent Transfer Date, with respect to (ii) through (v) below, the following documents or instruments with respect to each Mortgage Loan:

               (i) the original Loan Agreement endorsed or assigned without recourse in blank (which endorsement shall contain either an original signature or a facsimile signature of an authorized officer of the Seller and which assignment may be included in one or more blanket assignments if permitted by applicable law) or, with respect to any Mortgage Loan as to which the original Loan Agreement has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit;

               (ii) the original Mortgage with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the public recording office, a copy of the original Mortgage certified by the Seller that such Mortgage has been sent for recording, or a county certified copy of such Mortgage in the event the recording office keeps the original or if the original is lost;

               (iii) originals of any intervening assignments of the Mortgage from the originator to the Seller, with evidence of recording thereon, or, if the original of any such intervening assignment has not yet been returned from the public recording office, a copy of such original intervening assignment certified by the Seller that such original intervening assignment has been sent for recording; and

               (iv) a true and correct copy of each assumption, modification, consolidation or substitution agreement, if any, relating to such Mortgage Loan;

          Within 90 days following delivery of the Mortgage Files to the Servicer pursuant to the preceding paragraph, the Servicer shall review the Mortgage Files and deliver to the Indenture Trustee and the Enhancer an initial certification in the form attached hereto as Exhibit 4 evidencing the status of the completeness of the Mortgage Files. If, in the course of such review, a material defect in any Mortgage File is discovered which may materially and adversely affect the value of the related Mortgage Loan, or the interests of the Indenture Trustee (as pledgee of the Mortgage Loans), the Noteholders, the Enhancer or the Certificateholders, including the Seller's failure to deliver any document required to be delivered to the Servicer on behalf of the Indenture Trustee, the Seller shall cure such defect, repurchase the related Mortgage Loan at the Repurchase Price or substitute an Eligible Substitute Loan therefor upon the same terms and conditions set forth in Section 3.1 hereof for breaches of representations and warranties as to the Mortgage Loans.

          Upon receipt of all documents required to be included in the Mortgage Files and no later than within one year of the Closing Date, the Servicer shall deliver to the Indenture Trustee and the Enhancer a final certification in the form attached hereto as Exhibit 5 evidencing the completeness of the Mortgage Files.

          The Seller on behalf of the Purchaser will deliver the original Loan Agreements to the Servicer, endorsed or assigned in blank, to effect the transfer to the Purchaser of the Loan Agreements and all related Mortgages and other loan documents. Concurrently herewith, the Purchaser has contracted to sell the Mortgage Loans to the Issuer, and the Issuer, in turn, has Granted its right, title and interest in the Mortgage Loans and other Transferred Property constituting the Trust Estate to the Indenture Trustee to secure payments on the Notes. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents, the Seller may execute one or more assignments of mortgages naming the Indenture Trustee as assignee. Notwithstanding the fact that assignments of mortgages naming the Indenture Trustee as assignee have not been prepared and delivered, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser, from the Purchaser to the Issuer, and from the Issuer to the Indenture Trustee.

          In instances where an original Mortgage or any original intervening assignment of Mortgage was not, in accordance with clause (iii) above, delivered by the Seller to the Servicer, as provided above, the Seller will deliver or cause to be delivered the originals or certified copies of such documents to the Servicer promptly upon receipt thereof. If an Assignment of Mortgage is required to be prepared under Section 3.17 of the Servicing Agreement, the Seller will promptly execute such Assignment of Mortgage upon request of the Servicer.

          Upon sale of the Initial Mortgage Loans, the ownership of each related Loan Agreement (subject to the proviso in Section 2.1(a)), each related Mortgage and the contents of the related Mortgage File shall be vested in the Purchaser and the ownership of all records and documents with respect to the Mortgage Loans that are prepared by or that come into the possession of the Seller, as the seller of the Mortgage Loans hereunder, or by the Servicer under the Servicing Agreement shall immediately vest in the Purchaser, and shall be retained and maintained in trust by the Servicer at the will of the Purchaser, in such custodial capacity only; provided, however, that if Wachovia is no longer the Servicer under the Servicing Agreement, any records and documents that come into the possession of the Seller shall be promptly delivered to the Servicer. The Seller's records will accurately reflect the sale of the Mortgage Loans by it to the Purchaser.

          The Purchaser hereby acknowledges its acceptance of all right, title and interest to the property conveyed to it pursuant to this Section 2.1.

          Section 2.2 Sale of Subsequent Mortgage Loans.

               (a) Subject to the conditions set forth in paragraphs (b) and (c) below (the satisfaction of which (other than the conditions specified in paragraphs (b)(i), (b)(ii) and (b)(iii)) shall be evidenced by an Officer's Certificate of the Seller dated the date of the related Subsequent Transfer
Date), in consideration of the Purchaser's payment of the purchase price provided for in Section 2.3 on one or more Subsequent Transfer Dates, the Seller may, on the related Subsequent Transfer Date, sell, transfer, assign, set over and convey to the Purchaser without recourse (except as expressly provided herein), all of the right, title and interest of the Seller whether now owned or existing or hereafter created, arising, or acquired, in, to and under the Subsequent Transferred Property; provided, however, that the Purchaser does not assume the obligation under any Loan Agreement to fund Draws by the Mortgagor thereunder or any other obligation arising under or related to the Related Documents, and the Purchaser shall not be obligated or permitted to fund any such Draws, it being agreed that the Seller will retain the obligation to fund future Draws. Any transfer to the Purchaser by the Seller of Subsequent Mortgage Loans shall be absolute, and is intended by the Purchaser and the Seller to constitute and to be treated as a sale of such Subsequent Mortgage Loans by the Seller to the Purchaser.

          The Purchaser on each Subsequent Transfer Date shall acknowledge, by execution of the related Subsequent Transfer Agreement, its acceptance of all right, title and interest to the related Subsequent Mortgage Loans and other property, existing on the Subsequent Transfer Date and thereafter created, conveyed to it pursuant to this Section 2.2.

          The Purchaser shall be entitled to all scheduled principal payments due on and after each Subsequent Cut-Off Date, all other payments of principal due and collected on and after each Subsequent Cut-Off Date, and all payments of interest on any related Subsequent Mortgage Loans, minus that portion of any such interest payment that is allocable to the period prior to the related Subsequent Cut-Off Date.

          Upon sale of the Subsequent Mortgage Loans, the ownership of each related Loan Agreement (subject to the proviso in Section 2.1(a)), each related Mortgage and the contents of the related Mortgage File shall be vested in the Purchaser and the ownership of all records and documents with respect to the Subsequent Mortgage Loans that are prepared by or that come into the possession of the Seller, as the seller of the Subsequent Mortgage Loans, or by the Servicer under the Servicing Agreement shall immediately vest in the Purchaser, and shall be retained and maintained in trust by the Servicer at the will of the Purchaser, in such custodial capacity only; provided, however, that if Wachovia is no longer the Servicer under the Servicing Agreement, any records and documents that come into the possession of the Seller shall be promptly delivered to the Servicer. The Seller's records will accurately reflect the sale of the Subsequent Mortgage Loans by it to the Purchaser. The Seller may transfer to the Purchaser,

          (b) The Seller may transfer to the Purchaser, Subsequent Mortgage Loans and the other property and rights related thereto described in Section 2.2(a), and the Purchaser shall pay for such Subsequent Mortgage Loans, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

               (i) the Seller shall have provided the Indenture Trustee, the Issuer, the Purchaser, Rating Agencies and the Enhancer with a timely Addition Notice substantially in the form of Exhibit 3, which notice shall be given no later than seven Business Days prior to the related Subsequent Transfer Date, and shall designate the Subsequent Mortgage Loans to be sold to the Purchaser and the aggregate Principal Balance of such Subsequent Mortgage Loans as of the related Subsequent Cut-Off Date;

               (ii) the Seller shall have delivered to the Purchaser, the Indenture Trustee and the Enhancer a duly executed Subsequent Transfer Agreement substantially in the form of Exhibit 2, (A) confirming the satisfaction of each condition precedent and making the representations specified in this Section 2.2(b) and in the related Subsequent Transfer Agreement and (B) including a Mortgage Loan Schedule listing the Subsequent Mortgage Loans;

               (iii) as of each Subsequent Transfer Date, as evidenced by delivery to the Indenture Trustee of the Subsequent Transfer Agreement in the form of Exhibit 2, the Seller shall not be insolvent, made insolvent by such transfer or aware of any pending insolvency;

               (iv) such sale and transfer shall not result in a material adverse tax consequence to the Purchaser or the Issuer or due to any action or inaction on the part of the Seller, to the Securityholders or the Enhancer;

               (v) the related Revolving Period shall not have terminated; and

               (vi) the Enhancer shall have approved the sale of the Subsequent Mortgage Loans (which approval shall not be unreasonably withheld) within five
(5) Business Days of receipt of an electronic file containing the information regarding the Subsequent Mortgage Loans that was delivered to the Enhancer prior to the Closing Date with respect to the Initial Mortgage Loans; provided, that if the Enhancer shall not have notified the respective Seller within such five
(5) Business Days that the Enhancer does not so approve, such sale of Subsequent Mortgage Loans shall be deemed approved by the Enhancer.

     The obligation of the Purchaser to purchase a Subsequent Mortgage Loan in Loan Group I on any Subsequent Transfer Date is subject to the following conditions: (i) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related Subsequent Transfer Agreement and this Agreement; (ii) the Seller has not selected such Subsequent Mortgage Loans in a manner that it reasonably believes is adverse to the interests of the Noteholders or the Enhancer; and (iii) as of the related Subsequent Cut-Off Date each Subsequent Mortgage Loan will satisfy the following criteria: (A) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date; (B) the original stated term to maturity of such Subsequent Mortgage Loan will not exceed [___] months; (C) such Subsequent

Mortgage Loan must have an outstanding Principal Balance of at least $[_____] as of the related Subsequent Cut-Off Date; (D) such Subsequent Mortgage Loan will be underwritten substantially in accordance with the criteria set forth under " Description of the Mortgage Loans - Underwriting Standards" in the Prospectus Supplement; (E) such Subsequent Mortgage Loan shall not provide for negative amortization; (F) following the purchase of the Subsequent Mortgage Loan by the issuer, the Mortgage Loans in the related Loan Group must have a weighted average loan margin, a weighted average remaining term to maturity and a weighted average CLTV Ratio at origination, as of each respective Subsequent Cut-Off Date, which would not vary materially from the Initial Mortgage Loans in the related Loan Group; and (G) if such Subsequent Mortgage Loan is (a) a first lien Mortgage Loan, it shall have a Credit Limit that is less than or equal to $[_____] or (b) a junior lien Mortgage Loan (I) the sum of the Credit Limit and the Principal Balances of any related senior loans will be less than or equal to $[_____] and (II) the Credit Limit will be less than or equal to $[_____].

     The obligation of the Purchaser to purchase a Subsequent Mortgage Loan in Loan Group II on any Subsequent Transfer Date is subject to the following conditions: (i) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the related Subsequent Transfer Agreement and this Agreement; (ii) the Seller has not selected such Subsequent Mortgage Loans in a manner that it reasonably believes is adverse to the interests of the Noteholders or the Enhancer; (iii) as of the related Subsequent Cut-Off Date each Subsequent Mortgage Loan will satisfy the following criteria:
(A) the original stated term to maturity of such Subsequent Mortgage Loan will not exceed [___] months; (B) such Subsequent Mortgage Loan must have an outstanding Principal Balance of at least $[___] and no more than $[___] as of the Subsequent Cut-Off date; (C) the Subsequent Mortgage Loan will be underwritten substantially in accordance with the criteria set forth under "Description of the Mortgage Loans--Underwriting Standards" in this Prospectus Supplement; (D) such Subsequent Mortgage Loan shall not provide for negative amortization; and (E) following the purchase of the Subsequent Mortgage Loan by the Issuer, the Mortgage Loans in the related Loan Group must have a weighted average loan margin, a weighted average remaining term to maturity and a weighted average CLTV Ratio at origination, as of each respective Subsequent Cut-Off date, which would not vary materially from the Initial Mortgage Loans in the related Loan Group.

          (c) Within five Business Days after each Subsequent Transfer Date, the Seller shall deliver to the Purchaser, the Rating Agencies, the Indenture Trustee and the Enhancer a copy of the Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans in electronic format.

          Section 2.3 Payment of Purchase Price.

          (a) The purchase price (the "Purchase Price") for the Initial Mortgage Loans and the related Initial Transferred Property to be paid by the Purchaser to the Seller on the Closing Date shall be an amount equal to one-hundred percent (100%) of the related Cut-Off Date Principal Balances. The Purchase Price paid for any Subsequent Mortgage Loans and related Subsequent Transferred Property to be paid by the Purchaser to the Seller on any Subsequent Transfer Date shall be one-hundred percent (100%) of the related Cut-Off Date Principal Balances thereof (as identified on the Mortgage Loan Schedule attached to the related Subsequent Transfer Agreement provided by the Seller). In the case of each Additional Balance and the related Transferred Property sold hereunder created on or after the Cut-Off Date or any Subsequent Cut-Off Date, as applicable, and prior to the commencement of the Rapid Amortization Period, the Purchase Price thereof shall be 100% of the principal amount of the related Draw under the related Loan Agreement on the later of the Closing Date or any Subsequent Cut-Off Date, as applicable, and the date of the creation of such Additional Balance, adjusted to reflect such factors as the Seller and the Purchaser mutually agree will result in a purchase price determined to be the fair market value of such Additional Balance and the related Transferred Property.

          (b) In consideration of the sale of the Initial Mortgage Loans and the related Transferred Property by the Seller to the Purchaser on the Closing Date, the Purchaser shall pay to the Seller on the Closing Date by wire transfer of immediately available funds to a bank account designated by the Seller, the amount specified above in paragraph (a) for the Initial Mortgage Loans and the related Transferred Property. In consideration of the sale of any Subsequent Mortgage Loan and the related Transferred Property by the Seller to the Purchaser on any Subsequent Transfer Date, the Purchaser shall pay to the Seller by wire transfer of immediately available funds to a bank account designated by the Seller, the amount specified above in paragraph (a) for the applicable Subsequent Mortgage Loans and the related Transferred Property.

          (c) [Reserved]

          (d) With respect to each Additional Balance transferred hereunder with respect to any Mortgage Loan, the Purchaser shall pay or cause to be paid to the Seller or its designee the Purchase Price specified above for such Additional Balance and the related Transferred Property in cash on the Payment Date in the calendar month immediately following the calendar month in which such Additional Balance was created.

          (e) The Seller shall have no obligation to sell any Transferred Property to the Purchaser if the Seller is not paid the purchase price for such Transferred Property as provided herein.

          Section 2.4 Allocation. Except with respect to Liquidation Loss Amounts, the Seller, the Servicer, and the Purchaser agree that all collections on the Mortgage Loans will be allocated and applied as provided by the terms of the related Loan Agreements or by applicable law. Except with respect to Liquidation Loss Amounts, if the Loan Agreement or applicable law does not specify a method of allocation and application for particular collections, such collections shall be allocated and applied (i) first to interest, pro rata (based on the amounts coming due on such date) among the amounts coming due on such date) and (ii) then to principal, in the order of the dates on which such amounts for principal were first incurred. If, as a result of the provisions of this Section 2.4, collections are allocated to Excluded Draws, such collections shall not be property of the Purchaser or its assignees and shall be paid by the Servicer to the Seller as provided in Section 2.5. Liquidation Loss Amounts shall be allocated as provided in the definition of Excluded Amounts.

          Section 2.5 Draws During the Rapid Amortization Period. During the Rapid Amortization Period, any Excluded Draw shall not be deemed Additional Balances, and the ownership of such Excluded Draws shall be retained by the Seller except as provided herein. Payments and collections allocable pursuant to
Section 2.4 to an Excluded Draw shall not be deposited into the Custodial Account, the Distribution Account or the Note Payment Account, and shall be distributed by the Servicer to the Seller no less frequently than monthly in accordance with reasonable instructions provided by the Seller.

          Sectioin 2.6 Security Interest. 1. The parties hereto intend that the transactions set forth herein and in the Subsequent Transfer Agreements each constitute a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Mortgage Loans and the other Transferred Property, including for accounting purposes, and not a secured borrowing. In the event the transactions set forth herein or in any Subsequent Transfer Agreement are deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in the Transferred Property to secure all of the Seller's obligations hereunder, and this Agreement shall and hereby does constitute a security agreement under applicable law. The Seller agrees to take or cause to be taken such actions and to execute such documents, including without limitation the authorization and filing of any continuation statements with respect to the UCC financing statements filed with respect to the Mortgage Loans by the Purchaser on the Closing Date, if any, and any amendments thereto required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC financing statements due to the change in the principal office or jurisdiction of organization of the Seller as are necessary to perfect and protect the Purchaser's and its assignee's interests in the Transferred Property. The Seller shall file any such continuation statements or amendments on a timely basis.

          (b) To the extent that the Seller retains any interest in the Transferred Property, the Seller hereby grants to the Indenture Trustee for the benefit of the Noteholders a security interest in the Transferred Property, to secure the performance of all of the obligations of the Seller hereunder and under the other Basic Documents. With respect to this security interest, the Indenture Trustee shall have all of the rights that it has under the Indenture and the Basic Documents and all of the rights of a secured creditor under the UCC.

                                     ARTICLE

                         REPRESENTATIONS AND WARRANTIES;
                               REMEDIES FOR BREACH

          Section 3.1 Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser, as of the Closing Date or, as applicable, as of each Subsequent Transfer Date (or if otherwise specified below, as of the date so specified):

          (a)As to the Seller:

               (i) The Seller is a national banking association duly organized and validly existing under the laws of the United States of America and is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan;

               (11) The Seller has the power and authority to make, execute, deliver and perform its obligations under this Agreement and each Subsequent Transfer Agreement to which it is a party and all of the transactions contemplated under this Agreement and each such Subsequent Transfer Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and each such Subsequent Transfer Agreement;

               (iii) The Seller is not required to obtain the consent of any other Person or any consents, licenses, approvals or authorizations from, or registrations or declarations with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement or each such Subsequent Transfer Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be;

               (iv) The execution and delivery of this Agreement and any Subsequent Transfer Agreement to which it is a party by the Seller and its performance and compliance with the terms of this Agreement and each such Subsequent Transfer Agreement will not violate the Seller's Articles of Association or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or any of its assets;

               (v) There are no pending or, to the best of the Seller's knowledge, threatened, actions, suits, proceedings or investigations before any court, tribunal, administrative agency, arbitrator or governmental body that, if decided adversely, would materially and adversely affect (A) the condition (financial or otherwise), business or operations of the Seller, (B) the ability of the Seller to perform its obligations under, or the validity or enforceability of, the Basic Documents to which it is a party or (C) the transactions contemplated by this Agreement;

               (vi) This Agreement and each Subsequent Transfer Agreement to which it is a party constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights in general, as they may be applied in the context of the insolvency of a national banking association, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws;

               (vii) This Agreement constitutes a valid transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Initial Mortgage Loans, including the Cut-Off Date Principal Balances now existing and all Additional Balances thereafter arising to and including the day immediately preceding the Rapid Amortization Period, all monies due or to become due with respect thereto, and all proceeds of such Cut-Off Date Principal Balances with respect to the Initial Mortgage Loans; and this Agreement and the related Subsequent Transfer Agreement, when executed and delivered, will constitute a valid transfer and assignment to the Purchaser of all right, title and interest of the Seller in and to the Subsequent Mortgage Loans, including the Cut-Off Date Principal Balances of the Subsequent Mortgage Loans, all monies due or to become due with respect thereto, and all proceeds of such Cut-Off Date Principal Balances; and

               (viii) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or might have consequences that would materially adversely affect its performance hereunder.

          (b) As to each Initial Mortgage Loan (except as otherwise specified below) as of the Closing Date, or as to each Subsequent Mortgage Loan (except as otherwise specified below) as of the related Subsequent Transfer Date:

               (i) The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule delivered by the Seller was true and correct in all material respects as of the date or dates respecting which such information is initially furnished;

               (ii) Each Mortgaged Property is improved by a residential dwelling, which, to the best of the Seller's knowledge, does not constitute property other than real property under state law;

               (iii) Each Mortgage Loan is being serviced by the Seller and there was only one originally executed Loan Agreement not stamped as a duplicate copy with respect to each such Mortgage Loan;

               (iv) The Loan Agreement with respect to each Mortgage Loan bears an adjustable Loan Rate;

               (v) Immediately prior to the transfer and assignment herein contemplated or under the related Subsequent Transfer Agreement, as applicable, the Seller held good and indefeasible title to, and was the sole owner of, each Mortgage Loan conveyed by the Seller subject to no liens (other than, with respect to any Mortgage Loan in a (A) second lien position, the lien of the related first mortgage and (B) third lien position, the lien of the related first mortgage and the related second mortgage), charges, mortgages, encumbrances or rights of others or other liens which will not be released simultaneously with such transfer and assignment and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loans to sell and assign the same pursuant to this Agreement or the related Subsequent Transfer Agreement, as applicable;

               (vi) To the best of the Seller's knowledge, there is no delinquent recording or other tax or fee or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of material damage and is in good repair;

               (vii) No Mortgage Loan is subject to any right of rescission, valid set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Loan Agreement or the Mortgage relating to any Mortgage Loan, or the exercise of any right thereunder, render either such Loan Agreement or such Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

               (viii) To the best of the Seller's knowledge, each Mortgage Loan at the time it was made and the related Loan Agreement complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure, recording and all applicable predatory lending laws;

               (ix) A policy of hazard insurance and flood insurance, if applicable, was required from the Mortgagor for the Mortgage Loan when the Mortgage Loan was originated;

               (x) Each Mortgage Loan is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law);

               (xi) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994. Furthermore, no Mortgage Loan either currently has, or in the future will have, single premium life provisions as part of the Loan Agreement;

               (xii) Each Initial Mortgage Loan has an associated CLTV of no higher than 100%;

               (xiii) There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring;

               (xiv) The related Loan Agreement is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage;

               (xv) With respect to each Initial Mortgage Loan and Subsequent Mortgage Loan, as applicable, the related Mortgage File contains or will contain each of the documents and instruments specified to be included therein;

               (xvi) With respect to each Mortgage Loan that is not a first mortgage loan, either (i) no consent for the Mortgage Loan is required by the holder or holders of the related prior lien, (ii) such consent has been obtained and is contained in the related Mortgage File or (iii) no consent for the Mortgage Loan was required by relevant law;

               (xvii) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a residential dwelling erected thereon;

               (xviii) The related Mortgage contains customary and enforceable (subject to clause (x)) provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

               (xix) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Loan Agreement and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration;

               (xx) At origination, each Initial Mortgage Loan has a draw period of not less than 60 months;

               (xxi) The Loan Agreement with respect to each Initial Mortgage Loan bears an adjustable Loan Rate that equals a rate per annum of no less than Prime minus [_____]% for the Mortgage Loans in Loan Group I and Prime minus [_____]% for the Mortgage Loans in Loan Group II;

               (xxii) To the best of the Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be liens prior or equal to the lien of the related Mortgage, except liens which are fully insured against by a title insurance policy referred to in clause (xxiv) below;

               (xxiii) As of the Cut-Off Date or the related Subsequent Cut-Off Date, as applicable, no Mortgage Loan was 30 days or more delinquent in payment of principal or interest or the subject of a bankruptcy proceeding;

               (xxiv) A title search or other assurance of title customary in the relevant jurisdiction was obtained with respect to each Mortgage Loan;

               (xxv) Each original Mortgage was recorded, and all subsequent assignments of the original Mortgage required to be delivered to the Servicer pursuant to Section 2.01 have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof (or are in the process of being recorded in accordance with local law);

               (xxvi) The Seller has not transferred the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;

               (xxvii) No selection procedure reasonably believed by the Seller to be adverse to the interests of the Securityholders was utilized in selecting the Mortgage Loans;

               (xxviii) The Minimum Monthly Payment with respect to any Mortgage Loan is not less than the interest accrued at the applicable Loan Rate on the average daily Principal Balance during the interest period relating to the date on which such Minimum Monthly Payment is due;

               (xxix) The Seller has not received a notice of default of any senior mortgage loan related to a Mortgaged Property which has not been cured by a party other than the Seller;

               (XXX) No instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part, from its obligations in connection therewith;

               (xxxi) Each Mortgage Loan has been originated by the Seller in compliance in all material respects with the Seller's internal underwriting policies as in effect on the date of origination of such Mortgage Loan;

               (xxxii) Other than provisions relating to "promotional Finance Charges" and "promotional Advances," as each such term is used in the related Loan Agreements, or any similar terms used in any of the related Loan Agreements, there are no provisions in any of the related Loan Agreements that would interfere with the allocation provisions of the second sentence of Section 2.4;

               (xxxiii) No "Promotional Advances," as such term is used in the related Loan Agreements or any other similar type of advance that would be entitled to an allocation of payment contrary to the second sentence of Section
2.4 will be extended under any Mortgage Loan after the date on which the Rapid Amortization Period commences;

               (xxxiv) None of the Loan Agreements that constitute or evidence the Mortgage Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser;

               (xxxv) None of the Mortgage Loans are "high cost home loans" under the Georgia Fair Lending Act, as amended, and no Mortgage Loans that are secured by mortgaged property in Georgia and were originated between [_____] and [_____] are subject to the Georgia Fair Lending Act;

               (xxxvi) None of the Mortgage Loans are "high cost home loans" under the New York Predatory Lending Law, codified as N.Y. Banking Lawss.6-I, N.Y. Gen. Bus. Lawss.771-a, and N.Y. Real Prop. Acts Lawss.1302;

               (xxxvii) As of the Cut-Off Date, the minimum CLTV of a Mortgage Loan in Loan Group I is [_____]%, the highest CLTV of a Mortgage Loan in Loan Group I is [_____]% and the weighted average CLTV for the Mortgage Loans in Loan Group I is approximately [_____]%. As of the Cut-Off Date, the minimum CLTV of a Mortgage Loan in Loan Group II is [_____]%, the highest CLTV of a Mortgage Loan in Loan Group II is [_____]% and the weighted average CLTV for the Mortgage Loans in Loan Group II is approximately [_____]%;

               (xxxviii) As of the Cut-Off Date, no more than approximately [_____]% of the Mortgage Loans in Loan Group I, by Cut-Off Date Principal Balance, are secured by Mortgaged Properties which may have been appraised using a statistical property evaluation method provided by CASA(R). As of the Cut-Off Date, no more than approximately [_____]% of the Mortgage Loans in Loan Group II, by Cut-Off Date Principal Balance, are secured by Mortgaged Properties which may have been appraised using a statistical property evaluation method provided by CASA(R);

               (xxxix) As of the Cut-Off Date, none of the Mortgage Loans in Loan Group I are secured by Mortgaged Properties which may have been appraised using a statistical property evaluation method provided by vendors other than CASA(R). As of the Cut-Off Date, no more than approximately [_____]% of the Mortgage Loans in Loan Group II, by Cut-Off Date Principal Balance, are secured by Mortgaged Properties which may have been appraised using a statistical property evaluation method provided by vendors other than CASA(R);

               (xl) As of the Cut-Off Date, the Loan Rates on the Mortgage Loans in Loan Group I range between [_____]% per annum and [_____]% per annum and the Loan Rates on the Mortgage Loans in Loan Group II range between [_____]% per annum and [_____]% per annum. As of the Cut-Off Date, the weighted average Loan Rate for the Mortgage Loans in Loan Group I is approximately [_____]% per annum and the weighted average Loan Rate for the Mortgage Loans in Loan Group II is approximately [_____]% per annum;

               (xli) As of the Cut-Off Date, no more than approximately [_____]%, [_____]%, [_____]%, [_____]% and [_____]% of the Mortgage Loans in
Loan Group I, by Cut-Off Date Principal Balance, are secured by Mortgaged Properties located in [_____], respectively. As of the Cut-Off Date, no more than approximately [_____]%, [_____]%, [_____]% and [_____]% of the Mortgage
Loans in Loan Group II, by Cut-Off Date Principal Balance, are secured by Mortgaged Properties located in [_____], respectively;

               (xlii) (A) Each Mortgaged Property consists of a single parcel of real property with a single family or multi-family residence erected thereon, or an individual condominium unit or agricultural property with a residence erected thereon. (B) With respect to the Mortgage Loans in Loan Group I, (a) approximately [_____]% (by Cut-Off Date Principal Balance) are secured by real property improved by individual condominium units, (b) approximately [_____]% (by Cut-Off Date Principal Balance) are secured by real property with a single family residence erected thereon and (c) approximately [_____]% (by Cut-Off Date Principal Balance) are secured by real property with a multi-family residence erected thereon. (C) With respect to the Mortgage Loans in Loan Group II, (a) approximately [_____]% (by Cut-Off Date Principal Balance) are secured by real property improved by individual condominium units, (b) approximately [_____]% (by Cut-Off Date Principal Balance) are secured by real property with a single family residence erected thereon, (c) approximately [_____]% (by Cut-Off Date Principal Balance) are secured by real property with a multi-family residence erected thereon and (d) approximately [_____]% are secured by agricultural property with a residence thereon;

               (xliii)As of the Cut-Off Date, (i) no more than approximately [_____]% of the Mortgage Loans in Loan Group I, by Cut-Off Date Principal
Balance,  are  secured  by  second  liens  and (ii) no more  than  approximately
[_____]% of the Mortgage Loans in Loan Group I, by Cut-Off Date Principal Balance, are secured by third liens. As of the Cut-Off Date, (i) no more than approximately [_____]% of the Mortgage Loans in Loan Group II, by Cut-Off Date Principal Balance, are secured by second liens and (ii) no more than approximately [_____]% of the Mortgage Loans in Loan Group II, by Cut-Off Date Principal Balance, are secured by third liens;

               (xliv) As of the Cut-Off Date, no Mortgage Loan in Loan Group I had a Principal Balance less than $[_____] and no Mortgage Loan in Loan Group I had a Principal Balance in excess of $[_____]. As of the Cut-Off Date, no Mortgage Loan in Loan Group II had a Principal Balance less than $[_____] and no Mortgage Loan in Loan Group II had a Principal Balance in excess of $[_____];

               (xlv) No Mortgage Loan originated on or after [_____] will impose a prepayment premium for a term in excess of three years;

               (xlvi) No Mortgage Loan provides for a prepayment premium for a period in excess of five years after the origination date;

               (xlvii)  Each  Mortgage   Loan  has  been   serviced   since  its
origination in compliance with all applicable federal, state and local laws; and

               (xlviii) As of the Cut-Off Date, no Mortgagor was the subject of any bankruptcy proceedings.

          (c) As to each Subsequent Mortgage Loan as of the related Subsequent Cut-Off Date:

               (i) the original stated term to maturity of the Subsequent Mortgage Loan will not exceed [___] months;

               (ii) if such Subsequent Mortgage Loan is for inclusion in Loan Group I and (a) is a first lien Mortgage Loan, it shall have a credit limit that is less than or equal to $[_____] or (b) is a junior lien Mortgage Loan (i) the sum of the credit limit and the principal balances of any related senior loans will be less than or equal to $[_____] and (ii) the credit limit will be less than or equal to $[_____];

               (iii) if such Subsequent Mortgage Loan is for inclusion in Loan Group II, it must have an outstanding Principal Balance of at least $[_____] and no more than $[_____] as of the Subsequent Cut-Off Date;

               (iv)  the   Subsequent   Mortgage   Loan  will  be   underwritten
substantially in accordance with the criteria used with respect to the Initial Mortgage Loans;

               (v) the Subsequent Mortgage Loan shall not provide for negative amortization; and

               (vi) following the purchase of the Subsequent Mortgage Loan by the Issuer, the Mortgage Loans in the related Loan Group must have a weighted average Gross Margin, a weighted average remaining term to maturity and a weighted average CLTV Ratio at origination, as of each respective Subsequent Cut-Off Date, which would not vary materially from the Initial Mortgage Loans in the related Loan Group.

          (d) Upon notice from the Purchaser, the Enhancer, the Owner Trustee, the Indenture Trustee or the Servicer, as applicable, of a breach of the Seller's respective representations or warranties in paragraph (a) above that materially and adversely affects the interests of the Securityholders or the Enhancer in any Mortgage Loan, the Seller shall, within 90 days of its discovery or its receipt of notice of such breach, either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a Related Document, either (A) repurchase such Mortgage Loan from the Purchaser or its assignee at the Repurchase Price, or (B) substitute one or more Eligible Substitute Loans for such Mortgage Loan, in each case in the manner and subject to the conditions and limitations set forth below.

          Upon discovery by the Seller or upon notice from the Purchaser, the Enhancer, the Owner Trustee, the Indenture Trustee or the Servicer, as applicable, of a breach of the Seller's representations or warranties in paragraphs (b) or (c) above, with respect to any Mortgage Loan, or upon the occurrence of a Repurchase Event, that materially and adversely affects the interests of the Securityholders, the Enhancer or the Purchaser in such Mortgage Loan (notice of which shall be given to the Purchaser by the Seller if it discovers the same), notwithstanding such Seller's lack of knowledge with respect to the substance of such representation and warranty, the Seller shall, within 90 days after the earlier of its discovery or receipt of notice thereof, either cure such breach or Repurchase Event in all material respects or either (i) repurchase such Mortgage Loan from the Purchaser or its assignee at the Repurchase Price, or (ii) substitute one or more Eligible Substitute Loans for such Mortgage Loan, in each case in the manner and subject to the conditions set forth below. The Repurchase Price for any such Mortgage Loan repurchased by the Seller shall be deposited or caused to be deposited by the Seller into the Custodial Account. If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Mortgage Loan pursuant to this Section (d) was the representation and warranty set forth in clause (viii) of Section 3.1(b), then the Seller shall pay to the Issuer on behalf of the Trust Estate, concurrently with and in addition to the remedies provided in the preceding sentence, an amount equal to any liability, penalty or expense that was actually incurred and paid out of or on behalf of the Trust Estate, and that directly resulted from such breach, or if incurred and paid by the Trust Estate thereafter, concurrently with such payment.

          In the event that the Seller elects to substitute an Eligible Substitute Loan or Loans for a Deleted Loan pursuant to this Section 3.1, the Seller shall deliver to the Servicer on behalf of the Issuer, with respect to such Eligible Substitute Loan or Loans, the original Loan Agreement and all other documents and agreements as are required by Section 2.1(d), with the Loan Agreement endorsed as required by Section 2.1(d). No substitution will be made in any calendar month after the Determination Date for such month. Minimum Monthly Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be part of the Trust Estate and will be retained by the Servicer and remitted by the Servicer to the Seller on the next succeeding Payment Date, provided that a payment at least equal to the applicable Minimum Monthly Payment for such month in respect of the Deleted Loan has been received by the Issuer. For the month of substitution, distributions to the Note Payment Account pursuant to the Servicing Agreement will include the Minimum Monthly Payment due on a Deleted Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Loan. The Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Loan and the substitution of the Eligible Substitute Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Owner Trustee and the Indenture Trustee. Upon such substitution, the Eligible Substitute Loan or Loans shall be subject to the terms of this Agreement in all respects, the Seller shall be deemed to have made the representations and warranties with respect to the Eligible Substitute Loan contained herein set forth in Section 3.1(b), in each case, as of the date of substitution, and the Seller shall be deemed to have made a representation and warranty that each Mortgage Loan so substituted is an Eligible Substitute Loan as of the date of substitution. The Seller shall be obligated to repurchase or substitute for any Eligible Substitute Loan as to which a Repurchase Event has occurred or as to which the Seller has breached the Seller's representations and warranties in Section 3.1(b), in each case to the same extent as for any other Mortgage Loan, as provided herein. In connection with the substitution of one or more Eligible Substitute Loans for one or more Deleted Loans, the Servicer shall determine the Substitution Adjustment Amount and the Seller shall deposit such Substitution Adjustment Amount into the Custodial Account on the date of substitution, without any reimbursement therefor.

          Upon receipt by the Indenture Trustee on behalf of the Issuer of written notification, signed by a Servicing Officer, of the deposit of such Repurchase Price or of such substitution of an Eligible Substitute Loan (together with the complete related Mortgage File) and deposit of any applicable Substitution Adjustment Amount as provided above, the Servicer, on behalf of the Indenture Trustee, shall release to the Seller the related Mortgage File for the Mortgage Loan being repurchased or substituted for and the Indenture Trustee on behalf of the Issuer shall execute and deliver such instruments of transfer or assignment prepared by the Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its respective designee such Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be an asset of the Purchaser or the Issuer or part of the Trust Estate.

          It is understood and agreed that the obligation of the Seller to cure any breach of the Seller's representation and warranties in paragraphs (b) or
(c) above, or to repurchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing, shall constitute the sole remedy respecting such breach available to the Purchaser, the Issuer, the Enhancer, the Certificateholders (or the Owner Trustee on behalf of the Certificateholders) and the Noteholders (or the Indenture Trustee on behalf of the Noteholders) against the Seller.

          It is understood and agreed that the representations and warranties set forth in this Section 3.1 shall survive delivery of the respective Mortgage Files to the Issuer or the Servicer.


                                   ARTICLE IV
                               SELLER'S COVENANTS

          Section 4.1 Covenants of the Seller. The Seller hereby agrees and covenants that:

          (a) except for the transfer hereunder, or under the related Subsequent Transfer Agreement, as applicable, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on any Mortgage Loan or other Transferred Property, or any interest in the foregoing, except with respect to any Excluded Draw;

          (b) the Seller shall not convey, pledge or sell any Excluded Draw unless the Seller delivers an Opinion of Counsel to the Enhancer that such conveyance will not cause the Trust to become a taxable mortgage pool;

          (c) the Seller shall notify the Purchaser and the Indenture Trustee of the existence of any Lien (other than as provided above) arising through or under the Seller on any Mortgage Loan immediately upon discovery thereof; and the Seller shall defend the right, title and interest of the Purchaser and the Indenture Trustee in, to and under the Mortgage Loans and other Transferred Property against all claims of third parties claiming through or under the Seller; and

          (d) in a sale of the Trust Estate upon an Event of Default pursuant to the Indenture, the Indenture Trustee shall have the right to sell all Excluded Draws in connection with such sale, provided that the Seller receives an amount equal to the fair market value for such Excluded Draws upon such sale.

                                    ARTICLE V

                                   [RESERVED]

                                   ARTICLE VI

                             LIMITATION OF LIABILITY

          Section 6.1 Limitation on Liability of the Seller. None of the directors, officers, employees or agents of the Seller shall be under any liability to the Purchaser, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Subsequent Transfer Agreement. Except (i) with respect to its breach of any of its representations, warranties, or covenants herein, and (ii) as and to the extent expressly provided in this Agreement, the Seller shall not be under any liability to the Owner Trustee, the Indenture Trustee or the Securityholders. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.



                                   ARTICLE VII

                                   TERMINATION

          Section 7.1 Termination. The obligations and responsibilities of the parties hereto shall terminate upon the termination of the Trust Agreement.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

          Section 8.1 Amendment. This Agreement may be amended from time to time by the parties hereto by written agreement with the prior written consent of the Enhancer, which consent shall not unreasonably be withheld.

          Section 8.2 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 8.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, returned receipt requested and postage prepaid, addressed as follows:

               (i)    if to the Seller:

                      Wachovia Bank, National Association
                      One Wachovia Center
                      18th Floor
                      301 College Street
                      Charlotte, North Carolina 28288-0572
                      Attention:  David Mason
                      Re:  Wachovia Asset Securitization [_____] Trust
                      Telephone: (704) 383-6931
                      Facsimile: (704) 383-3878

               (ii)   if to the Purchaser:

                      Wachovia Asset Securitization Issuance, LLC
                      8739 Research Drive
                      NC0121-Suite D
                      Charlotte, North Carolina 28288-0121
                      Attention:  Robert J. Perret
                      Re:  Wachovia Asset Securitization [_____] Trust
                      Telephone: (704) 374-4868
                      Facsimile: (704) 383-8121

               (iii)  if to the Issuer:

                      c/o [_____], as Owner Trustee
                      [-----]
                      Re:  Wachovia Asset Securitization [_____] Trust; or

               (iv)   if to the Indenture Trustee:

                      [-----]
                      [-----]
                      [-----]
                      Re:  Wachovia Asset Securitization [_____] Trust

               (v)    if to the Enhancer:

                      [-----]
                      [-----]
                      Attention:  Research and Risk Management;

or, with respect to any of the foregoing Persons, at such other address as may hereafter be furnished to the other foregoing Persons in writing in accordance with this Section 8.3.

          Section 8.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          Section 8.5 Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture among the parties hereto.

          Section 8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

          Section 8.7 Further Agreements. The parties hereto each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

          Section 8.8 Intention of the Parties. It is the intention of the parties hereto that the Purchaser will be purchasing on the Closing Date, and the Seller will be selling on the Closing Date, the Initial Mortgage Loans, rather than the Purchaser providing a loan to the Seller secured by the Initial Mortgage Loans on the Closing Date; and that the Purchaser will be purchasing on each Subsequent Transfer Date, and the Seller will be selling on each Subsequent Transfer Date, the related Subsequent Mortgage Loans, rather than the Purchaser providing a loan to the Seller secured by the related Subsequent Mortgage Loans on each Subsequent Transfer Date. The Purchaser shall have the right to review the Mortgage Loans and the Related Documents to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans, and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

          Section 8.9 Successors and Assign; Assignment of this Agreement.


          (a) This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Enhancer and the Purchaser (and the Issuer with respect to the transfer of the Subsequent Mortgage Loans), which consent shall be at each of the Enhancer, the Purchaser, and the Issuer's sole discretion, provided that the Seller may assign its obligations hereunder to any Affiliate of the Seller, to any Person succeeding to the business of the Seller, to any Person into which the Seller is merged and to any Person resulting from any merger, conversion or consolidation to which the Seller is a party.

          (b) As an inducement to the Purchaser to purchase the Initial Mortgage Loans and the Subsequent Mortgage Loans, the Seller acknowledges and consents to the Purchaser's transfer of its interest in this Agreement and each Subsequent Transfer Agreement to which it is a party to the Issuer pursuant to the Servicing Agreement and each related Subsequent Transfer Agreement executed by the Depositor and the Issuer, the grant of a security interest in such interest by the Issuer to the Indenture Trustee pursuant to the Indenture and the enforcement by the Indenture Trustee or the Servicer on behalf of the Indenture Trustee or the Issuer, of any right or remedy against the Seller pursuant to this Agreement. Such enforcement of a right or remedy by the Owner Trustee, the Indenture Trustee or the Servicer on behalf of the Indenture Trustee or the Issuer, as applicable, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

          Section 8.10 Survival. The representations and warranties made herein by the Seller and the provisions of Article VI hereof shall survive the purchase of the Initial Mortgage Loans hereunder and any transfer of Subsequent Mortgage Loans pursuant to this Agreement and the related Subsequent Transfer Agreement.

          Section 8.11 Third-Party Beneficiary. The Enhancer shall be an express third-party beneficiary hereof and shall be entitled to enforce the provisions of this Agreement as if a party hereto.

          IN WITNESS WHEREOF, the parties hereto have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.



                                    WACHOVIA ASSET SECURITIZATION ISSUANCE, LLC,
                                        as Purchaser



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:



                                    WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Seller and Servicer



                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:


Acknowledged and Accepted:

[_____], not in its individual capacity but solely as Indenture Trustee



By:
     ------------------------------------------------
     Name:
     Title:

                                   EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT 2

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

          Pursuant to this Subsequent Transfer Agreement No.[ ] (the "Agreement"), dated as of [ , ], between Wachovia Bank, National Association, as seller (the "Seller"), and Wachovia Asset Securitization Issuance, LLC (the "Purchaser") and pursuant to the mortgage loan purchase agreement dated as of [_____] (the "Mortgage Loan Purchase Agreement"), between the Seller, as seller and servicer, and the Purchaser, as purchaser, the Seller and the Purchaser agree to the sale by the Seller and the purchase by the Purchaser of the mortgage loans listed on the attached Schedule of Subsequent Mortgage Loans (the "Subsequent Mortgage Loans").

          Capitalized terms used and not defined herein have their respective meanings as set forth in Appendix A to the indenture dated as of [_____], among the Wachovia Asset Securitization Issuance, LLC [_____] Trust (the "Issuer"), [_____], as indenture trustee (the "Indenture Trustee"), and Wachovia Bank,
National Association, as paying agent (the "Paying Agent")which meanings are incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

          Section 1. Sale of Subsequent Mortgage Loans.

          (a) The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse (except as expressly provided herein and in the Mortgage Loan Purchase Agreement), all of its right, title and interest whether now owned or existing or hereafter created, arising, or acquired, in, to and under the following: (i) the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached hereto as Attachment B (including the related Cut-Off Date Principal Balances now existing and all Additional Balances arising thereunder after the Subsequent Cut-Off Date through and including the date immediately preceding the commencement of the Rapid Amortization Period), all interest accruing thereon, all monies due or to become due thereon, and all collections in respect thereof received on or after the Subsequent Cut-Off Date (other than interest thereon in respect of any period prior to the Subsequent Cut-Off Date); provided, however, that any Principal Balance represented by a Draw made during the Rapid Amortization Period and interest thereon and money due or to become due in respect thereof will not be or deemed to be transferred to the Purchaser, and the Seller in such event shall retain ownership of each Principal Balance represented by each such Draw and interest thereon and money due or to become due in respect thereof; (ii) the interest of the Seller in any insurance policies in respect of the Subsequent Mortgage Loans; (iii) the interest of the Seller in the Mortgages and the Loan Agreements related to each Subsequent Mortgage Loan and the other Related Documents and (iv) all proceeds of the foregoing; provided, however, that the Purchaser does not assume the obligation under any Loan Agreement to fund Draws by the Mortgagor thereunder or any other obligation arising under or related to the Related Documents, and the Purchaser shall not be obligated or permitted to fund any such Draws, it being agreed that the Seller will retain the obligation to fund future Draws. The Seller, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Purchaser each item set forth in Section 2.2 of the Mortgage Loan Purchase Agreement.

          The transfer to the Purchaser by the Seller of the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule is intended by the parties hereto to constitute a sale by the Seller to the Purchaser on the Subsequent Transfer Date of all the Seller's right, title and interest in and to the Subsequent Mortgage Loans and the other Subsequent Transferred Property, including for accounting purposes, and not a secured borrowing. In the event the transactions set forth herein are deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in the Subsequent Transferred Property to secure all of the Seller's obligations hereunder, and this Agreement shall and hereby does constitute a security agreement under applicable law. The Seller agrees to take or cause to be taken such actions and to execute such documents, including without limitation the authorization and filing of any continuation statements with respect to the UCC financing statements filed with respect to the Subsequent Mortgage Loans by the Purchaser on the related Subsequent Transfer Date, if any, and any amendments thereto required to reflect a change in the name or corporate structure of the Seller or the filing of any additional UCC financing statements due to the change in the principal office or jurisdiction of organization of the Seller as are necessary to perfect and protect the Purchaser's interests in the Subsequent Transferred Property. The Seller shall file any such continuation statements or amendments on a timely basis.

          (b) The expenses and costs relating to the delivery of the Subsequent Mortgage Loans and the related Subsequent Transferred Property, this Agreement and the Mortgage Loan Purchase Agreement shall be borne by the Seller.

          (c) The Purchaser, by execution of this Agreement, acknowledges its acceptance of all of the Seller's right, title and interest to the Subsequent Mortgage Loans and the other related Subsequent Transferred Property.

          (d) Additional terms of the sale are set forth on Attachment A hereto.

          Section 2. Representations and Warranties; Conditions Precedent.

          (a) The Seller hereby affirms the representations and warranties made by it and set forth in Section 3.1 of the Mortgage Loan Purchase Agreement that relate to the Seller or the Subsequent Mortgage Loans as of the date hereof. The Seller hereby confirms that each of the conditions set forth in Section 2.2(b) of the Mortgage Loan Purchase Agreement are satisfied as of the date hereof and further represents and warrants that the Mortgage Loan Schedule attached hereto is accurate as of the Subsequent Cut-Off Date.

          (b) The Seller is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of this instrument or by the performance of its obligations hereunder nor is it aware of any pending insolvency; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Seller prior to the date hereof.

          (c) All terms and conditions of the Mortgage Loan Purchase Agreement relating to the Subsequent Mortgage Loans are hereby ratified and confirmed; provided, however, that in the event of any conflict the provisions of this Agreement shall control over the conflicting provisions of the Mortgage Loan Purchase Agreement.


                                  Exhibit 2-2

          Section 3. GOVERNING LAW. THIS INSTRUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section  4.   Counterparts.   This   Instrument  may  be  executed  in
counterparts, each of which, when so executed, shall be deemed to be an original and together shall constitute one and the same instrument.

          Section 5. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns.


                                    WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Seller



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                    WACHOVIA ASSET SECURITIZATION, INC,
                                        as Purchaser


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:



Acknowledged and Accepted:

[_____], not in its individual capacity but solely as Indenture Trustee

By:
    --------------------------------
    Name:
    Title:


                                  Exhibit 2-3

                                   Attachments
                                   -----------

A. Additional terms of sale.
B. Schedule of Subsequent Mortgage Loans.
C. Seller's Officer's Certificate.


                                  Exhibit 2-4

                   WACHOVIA ASSET SECURITIZATION ISSUANCE, LLC

              ATTACHMENT A TO FORM OF SUBSEQUENT TRANSFER AGREEMENT

                               ------------, ----


A.
       1. Subsequent Cut-Off Date:
       2. Pricing Date:
       3. Subsequent Transfer Date:
       4. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-Off Date:
       5. Purchase Price:                                                100.00%
B.
As to all Subsequent Mortgage Loans:
       1. Longest stated term to maturity:                    ----------  months
       2. Minimum Loan Rate:                                  ----------  %
       3. Maximum Loan Rate:                                  ----------  %



                                  Exhibit 2-5

                                    EXHIBIT 3

                             FORM OF ADDITION NOTICE



DATE:

[_____],                                         Moody's Investors Service, Inc.
  as Indenture Trustee                           99 Church Street
[_____]                                          New York, New York 10007
[_____]

Wachovia Asset Securitization Issuance, LLC                  [_____],
One Wachovia Center, 8th Floor                                 as Owner Trustee
301 College Street                                           [_____]
Charlotte, North Carolina 28288-0600                         [_____]
                                                             [_____]

Standard & Poor's, a division of
  The McGraw-Hill Companies, Inc.
26 Broadway
New York, New York 10004-1064



                 Re: WACHOVIA ASSET SECURITIZATION ISSUANCE, LLC
                     -------------------------------------------

Ladies and Gentlemen:

     Pursuant to Section 2.2 of the mortgage loan purchase agreement dated as of [_____] (the "Purchase Agreement"), between Wachovia Bank, National Association, as Seller and Servicer and Wachovia Asset Securitization Issuance, LLC, as Purchaser, the Seller has designated the Subsequent Mortgage Loans identified on the Mortgage Loan Schedule attached hereto to be sold to the Purchaser on [ , ], with an aggregate Principal Balance of $[ ]. Capitalized terms not otherwise defined - herein have the meaning set forth in the Appendix A to the indenture dated as of [_____], among the Wachovia Asset Securitization Issuance, LLC [_____] Trust, [_____], as indenture trustee and Wachovia Bank, National Association, as paying agent.


                                  Exhibit 2-6

     Please  acknowledge,   as  Purchaser,   your  receipt  of  this  notice  by
countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.


                                    Very truly yours,


                                    WACHOVIA BANK, NATIONAL ASSOCIATION,
                                        as Seller



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                    WACHOVIA ASSET SECURITIZATION ISSUANCE, LLC,
                                        as Purchaser



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                    EXHIBIT 4

                          FORM OF INITIAL CERTIFICATION

[_______], 200[_]

[_____] ,                                                           [_____]
as Indenture Trustee                                                [_____]
[_____]                                                             [_____]
[_____] Attention: Wachovia Asset Securitization Issuance, LLC [_____]
Attention: Corporate Trust Services Trust



                  Re:  Wachovia Asset Securitization [_____] Trust
                       -------------------------------------------

Ladies and Gentlemen:

In accordance with Section 2.1 of the mortgage loan purchase agreement dated as of [_____] (the "Purchase Agreement"), between Wachovia Bank, National Association, as Seller and Servicer and Wachovia Asset Securitization Issuance, LLC, as Purchaser, the undersigned, as Servicer, hereby certifies that it has received the following with respect to each Initial Mortgage Loan listed in the Mortgage Loan Schedule:

Except for the exceptions listed on the schedule attached hereto, the Mortgage File for each of the Mortgage Loans includes all documents specified in Section 2.1(d) of the Purchase Agreement.

Capitalized terms not otherwise defined herein have the meaning set forth in the Appendix A to the indenture dated as of [_____], among the Wachovia Asset Securitization Issuance, LLC [_____] Trust, [_____], as indenture trustee and Wachovia Bank, National Association, as paying agent.

                                    WACHOVIA BANK, NATIONAL
                                       ASSOCIATION, as Servicer



                                        By:____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT 5

                           FORM OF FINAL CERTIFICATION


[  ], 200[ ]

[_____],                                    [_____]
as Indenture Trustee                        [_____]
[_____]                       Attention: Wachovia Asset Securitization Issuance,
                              LLC [_____] Trut
[_____]
Attention: Corporate Trust Services



                  Re: Wachovia Asset Securitization [_____] Trust
                      -------------------------------------------

Ladies and Gentlemen:

     In accordance with Section 2.1 of the mortgage loan purchase agreement dated as of [_____] (the "Purchase Agreement"), between Wachovia Bank, National Association, as Seller and Servicer and Wachovia Asset Securitization Issuance, LLC, as Purchaser, the undersigned, as Servicer, hereby certifies that it has received the following with respect to each Initial Mortgage Loan listed in the Mortgage Loan Schedule:

     Except for the exceptions listed on the schedule attached hereto, the Mortgage File for each of the Mortgage Loans includes all documents specified in
Section 2.1(d) of the Purchase Agreement.

     Capitalized terms not otherwise defined herein have the meaning set forth in the Appendix A to the indenture dated as of [_____], among the Wachovia Asset Securitization Issuance, LLC [_____] Trust, [_____], as indenture trustee and Wachovia Bank, National Association, as paying agent.

                                    WACHOVIA BANK, NATIONAL
                                       ASSOCIATION, as Servicer


                                        By:____________________________________
                                            Name:
                                            Title:


                                      1-1

                             SCHEDULE A TO EXHIBIT 5

                        EXCEPTIONS TO FINAL CERTIFICATION


                                       1-1